Exhibit 32

Certification pursuant to

18 U.S.C. Section 1350

as adopted pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

Darryl E. Akers, Vice Chairman, Co-President, and Co-Chief Executive Officer, Robert S. Curtis, Vice Chairman, Co-President, and Co-Chief Executive Officer, and Jeffery W. Clark, Chief Financial Officer of Poage Bankshares, Inc. (the “Company”) each certify in their capacity as officers of the Company that they have reviewed the annual report of the Company on Form 10-K for the year ended September 30, 2011 and that to the best of their knowledge:

1.	the report fully complies with the requirements of Sections 13(a) of the Securities Exchange Act of 1934; and

2.	the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the Company.

December 28, 2011	/s/ Darryl E. Akers
Date:	Darryl E. Akers
Vice Chairman, Co-President, & Co-Chief Executive Officer
(Duly Authorized Representative)

December 28, 2011	/s/ Robert S. Curtis
Date:	Robert S. Curtis,
Vice Chairman, Co-President, & Co-Chief Executive Officer
(Duly Authorized Representative)

December 28, 2011	/s/ Jeffery W. Clark
Date:	Jeffery W. Clark,
Chief Financial Officer
(Duly Authorized Representative)

The purpose of this statement is solely to comply with Title 18, Chapter 63, Section 1350 of the United States Code, as amended by Section 906 of the Sarbanes-Oxley Act of 2002.

A signed original of this written statement required by Section 906 has been provided to Poage Bankshares, Inc. and will be retained by Poage Bankshares, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.